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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KINIKSA PHARMACEUTICALS, LTD.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
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Kiniksa Pharmaceuticals, Ltd.

PROXY STATEMENT

Annual Meeting of Shareholders

June 30, 2020, 9:00 a.m., Atlantic Time (8:00 a.m., Eastern Time)

KINIKSA PHARMACEUTICALS, LTD. CLARENDON HOUSE 2 CHURCH STREET HAMILTON HM11, BERMUDA

April 28, 2020

To Our Shareholders:

You are cordially invited to attend the 2020 Annual Meeting of Shareholders (the "Annual Meeting") of Kiniksa Pharmaceuticals, Ltd. to be held on Tuesday, June 30, 2020 at 9:00 a.m., Atlantic Time (8:00 a.m., Eastern Time). In light of health and safety considerations and potential travel-related disruptions resulting from the coronavirus pandemic, this year the Annual Meeting will be by virtual meeting only, which you may attend online. There will be no in-person meeting for you to attend.

The Notice of Annual Meeting and proxy statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the heading "Who Can Attend the Annual Meeting of Shareholders?" in the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, the Internet, or, if you received paper copies of our proxy materials and a proxy card, by signing, dating and mailing the proxy card in the return envelope provided therewith. In light of potential disruptions to mail service due the coronavirus pandemic, I recommend that you vote by telephone or the Internet. If you have received our Notice of Internet Availability of Proxy Materials, the instructions regarding how you can vote are in that notice. If you have received a proxy card, then instructions regarding how you can vote are on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Sanj K. Patel
Chief Executive Officer and Chairman of the Board

Notice of Annual Meeting of Shareholders
Proxy Statement		1
Proposals		1
Recommendations of the Board		2
Information About This Proxy Statement		2
Questions and Answers about the Annual Meeting of Shareholders		4
Proposals to be Voted On		9
Proposal 1:	Election of Directors	9
Proposal 2:	Appointment of Auditor, Delegation to our Board of Directors, through our Audit Committee, of the Authority to set the Auditor's Remuneration, and Ratification of the Appointment of Independent Registered Public Accounting Firm	14
Report of the Audit Committee of the Board of Directors		15
Independent Registered Public Accounting Firm Fees and Other Matters		16
Corporate Governance		18
General		18
Board Composition		18
Director Independence		18
Director Candidates		19
Communications from Shareholders		19
Board Leadership Structure and Role in Risk Oversight		20
Board Evaluation		21
Code of Ethics		21
Attendance by Members of the Board of Directors at Meetings		21
Committees of the Board		22
Audit Committee		22
Compensation Committee		23
Nominating and Corporate Governance Committee		24
Executive Officers		25
Executive and Director Compensation		27
Executive Compensation		27
2019 Summary Compensation Table		27
Narrative Disclosure to Summary Compensation Table		28
Outstanding Equity Awards at 2019 Fiscal Year End		32
Employment Agreements		33

Table of Contents continued

Notice of Annual Meeting of Shareholders To be held Tuesday, June 30, 2020

KINIKSA PHARMACEUTICALS, LTD. CLARENDON HOUSE 2 CHURCH STREET HAMILTON HM11, BERMUDA

This year's Annual Meeting of Shareholders (the "Annual Meeting") of Kiniksa Pharmaceuticals, Ltd. will be held on Tuesday, June 30, 2020 at 9:00 a.m., Atlantic Time (8:00 a.m., Eastern Time) by virtual meeting online at www.virtualshareholdermeeting.com/KNSA2020, for the following purposes:

To elect Stephen R. Biggar and Barry D. Quart as Class II Directors to serve until the 2023 Annual Meeting of Shareholders, and until their respective successors have been duly elected and qualified;

To approve the appointment of PricewaterhouseCoopers LLP ("PwC") as our auditor until the close of our next Annual Meeting of Shareholders, to delegate to our Board of Directors, through our Audit Committee, the authority to set the auditor's remuneration for such period, and to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our Class A common shares and Class B common shares as of the close of business on April 22, 2020 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement, or adjournment of the Annual Meeting. A complete list of these shareholders will be open to the examination of any shareholder during the Annual Meeting on the bottom panel of your screen at www.virtualshareholdermeeting.com/KNSA2020 and at our registered offices located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares and submit your proxy via the toll-free telephone number or over the Internet, as described in the materials you received. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the return envelope provided therewith. In light of potential disruptions to mail service due the coronavirus pandemic, we recommend that you vote by telephone or the Internet. Promptly voting your shares and submitting your proxy will help ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Voting your shares and submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so.

By Order of the Board of Directors,

Thomas Beetham
Secretary

Hamilton, Bermuda
April 28, 2020

Proxy Statement

KINIKSA PHARMACEUTICALS, LTD. CLARENDON HOUSE 2 CHURCH STREET HAMILTON HM11, BERMUDA

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Kiniksa Pharmaceuticals, Ltd., a Bermuda exempted company, of proxies to be voted at our 2020 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, June 30, 2020 at 9:00 a.m., Atlantic Time (8:00 a.m., Eastern Time) by virtual meeting online at www.virtualshareholdermeeting.com/KNSA2020, and at any continuation, postponement, or adjournment of the Annual Meeting. Holders of record of our Class A common shares ("Class A Shares") and Class B common shares ("Class B Shares" and, together with the Class A Shares, the "Common Shares"), as of the close of business on April 22, 2020 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 21,694,744 Class A Shares outstanding and entitled to vote at the Annual Meeting and 3,008,373 Class B Shares outstanding and entitled to vote at the Annual Meeting. Each Class A Share is entitled to one vote and each Class B Share is entitled to ten votes on any matter presented to shareholders at the Annual Meeting.

This proxy statement and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2019 (the "Annual Report") will be released on or about April 28, 2020 to holders of record of our Common Shares as of the close of business on the Record Date.

In this proxy statement, "Kiniksa", "Company", "we", "us", and "our" refer to Kiniksa Pharmaceuticals, Ltd. together with its consolidated subsidiaries, unless the context otherwise requires.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 30, 2020

This proxy statement and our Annual Report are available at http://www.proxyvote.com.

PROPOSALS

At the Annual Meeting, our shareholders will be asked:

To elect Stephen R. Biggar and Barry D. Quart as Class II Directors to serve until the 2023 Annual Meeting of Shareholders, and until their respective successors have been duly elected and qualified;

To approve the appointment of PricewaterhouseCoopers LLP ("PwC") as our auditor until the close of our next Annual Meeting of Shareholders, to delegate to our Board of Directors, through our Audit Committee, the authority to set the auditor's remuneration for such period, and to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Our audited financial statements for the fiscal year ended December 31, 2019, as approved by our Board of Directors ("Board" or "Board of Directors"), together with the report of our independent registered public accounting firm and auditor with respect to those financial statements, will be presented at the Annual Meeting on the bottom panel of your screen at www.virtualshareholdermeeting.com/KNSA2020.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company's proxy card will vote your shares in accordance with their discretion.

RECOMMENDATIONS OF THE BOARD

Our Board of Directors recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or through the Internet, your Common Shares will be voted on your behalf as you direct. If not otherwise specified, the Common Shares represented by the proxies will be voted, and our Board of Directors recommends that you vote:

FOR the election of Stephen R. Biggar and Barry D. Quart as Class II Directors; and

FOR the appointment of PwC as our auditor until the close of our next Annual Meeting of Shareholders, the delegation to our Board of Directors, through our Audit Committee, of the authority to set the auditor's remuneration for such period, and the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

If any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company's proxy card will vote your shares in accordance with their discretion.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received this proxy statement and the other proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission ("SEC") and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this proxy statement and our Annual Report available to our shareholders electronically via the Internet. On or about April 28, 2020, we mailed a Notice of Internet Availability of Proxy Materials (the "Internet Notice") to our shareholders as of the Record Date containing instructions on how to access this proxy statement and our Annual Report and on how to vote. If you receive an Internet Notice by mail, you will not receive a printed copy of our proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information in this proxy statement and Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you receive an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials in the Internet Notice.

Printed Copies of Our Proxy Materials. If you receive printed copies of our proxy materials, then instructions regarding how you can vote are on the Company's proxy card included in the materials.

Householding. SEC rules permit us to deliver a single Internet Notice or set of our proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as "householding" and can result in significant cost savings. Bermuda law does not permit householding for delivery to our registered holders, however, we expect brokers, banks and other nominees to take advantage of this opportunity and deliver only one Internet Notice or one set of our proxy materials to multiple shareholders who hold Common Shares in "street name" and who share an address, unless they receive contrary instructions from the impacted shareholders prior to the mailing date. If you would prefer to receive separate copies of the Internet Notice or our proxy materials, please contact your broker, bank or nominee. We will also deliver promptly, upon written or oral request, a separate copy of the Internet Notice or our proxy materials, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or our proxy materials, contact your broker, bank or nominee or Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Questions and Answers about the Annual Meeting of Shareholders

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is April 22, 2020. You are entitled to vote at the Annual Meeting only if you were a holder of record of our Common Shares at the close of business on that date or your shares were held in "street name" as of the close of business on that date. Each outstanding Class A Share is entitled to one vote and each outstanding Class B Share is entitled to ten votes on all matters brought before the Annual Meeting. At the close of business on the Record Date, there were 21,694,744 Class A Shares outstanding and entitled to vote at the Annual Meeting and 3,008,373 Class B Shares outstanding and entitled to vote at the Annual Meeting. We also have two classes of non-voting common shares, Class A1 common shares and Class B1 common shares, which do not have the right to vote on any matters at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A "RECORD HOLDER" AND HOLDING SHARES IN "STREET NAME"?

A record holder holds shares in his or her name. Shares held in "street name" means shares that are held in the name of a bank, broker or other nominee on a person's behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN "STREET NAME"?

Yes. If your shares are held by a bank, a broker or other nominee, you are considered the "beneficial owner" of those shares held in "street name." If your shares are held in "street name," our proxy materials are being provided to you by your bank, broker or other nominee, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares, and the bank, broker or other nominee is required to vote your shares in accordance with your instructions. If your shares are held in "street name," you may vote your shares at the Annual Meeting by visiting www.virtualshareholdermeeting.com/KNSA2020 and entering the 16-digit control number from your bank, broker or other nominee, which will allow you to access and vote at the Annual Meeting.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting of two or more persons by remote communication or by proxy, representing the holders of a majority in voting power of the Common Shares issued and outstanding and entitled to vote as of the close of business on the Record Date will constitute a quorum.

WHO CAN ATTEND THE ANNUAL MEETING OF SHAREHOLDERS?

You may attend the Annual Meeting only if you are a shareholder of the Company who is entitled to vote at the Annual Meeting. This year, the Annual Meeting will be by virtual meeting online. You will be able to access the Annual Meeting online by visiting www.virtualshareholdermeeting.com/KNSA2020 and entering the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

The meeting webcast will begin promptly at 9:00 a.m., Atlantic Time (8:00 a.m., Eastern Time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Atlantic Time (7:45 a.m., Eastern Time), and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

If your shares are held in "street name," you may vote your shares at the Annual Meeting by visiting www.virtualshareholdermeeting.com/KNSA2020 and entering the 16-digit control number from your bank, broker or other nominee, which will allow you to access and vote at the Annual Meeting.

WHY HOLD A VIRTUAL ANNUAL MEETING?

In light of health and safety considerations and potential travel-related disruption resulting from the coronavirus pandemic, this year the Annual Meeting will be by virtual meeting only, which you may attend online. There will be no in-person meeting for you to attend.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If within a half hour from the time appointed for a meeting, a quorum is not present then the meeting will be adjourned to the same day one week later, at the same time and place or to another day, time or place as the Secretary of the Company determines. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, notice of the resumption of the meeting shall be given to each shareholder entitled to attend and vote at the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your Common Shares are held in more than one account at the transfer agent, share registrar and/or with banks, brokers or other nominees. Please vote all of your shares.

Shares Registered in Your Name. For shares registered in your name, to ensure that all of your shares are voted, for each Internet Notice or set of our proxy materials you received, please submit your proxy by phone, via the Internet, or, if you received printed copies of our proxy materials, by signing, dating and mailing the proxy card in the return envelope provided therewith.

Shares held in "Street Name." If your shares are held through a bank, broker or other nominee, you will receive instructions on how to vote your shares from your bank, broker or other nominee. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to shareholders owning shares through certain banks, brokers and other nominees.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

HOW DO I VOTE?

Shares Registered in Your Name. We recommend that shareholders vote by proxy even if they plan to attend the Annual Meeting and vote online. If you are a registered shareholder, there are three ways to vote by proxy:

  •
  by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the Internet Notice or proxy card;

  •
  by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or

  •
  by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for holders of record of our Common Shares will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 29, 2020.

Shares held in "Street Name." If your shares are held in "street name" through a bank, broker or other nominee, you will receive instructions on how to vote your shares from the bank, broker or other nominee. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to shareholders owning shares through certain banks, brokers and other nominees.

In light of potential disruptions to mail service due to the coronavirus pandemic, we recommend that you vote by telephone or the Internet.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

Shares Registered in Your Name. If you are a registered shareholder, you may revoke your proxy and change your vote by:

  •
  submitting a duly executed proxy bearing a later date;

  •
  granting a subsequent proxy through the Internet or telephone;

  •
  giving written notice of revocation to the Secretary of Kiniksa prior to the Annual Meeting; or

  •
  voting online at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

Shares held in "Street Name." If your shares are held in "street name," you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee, or you may vote online at the Annual Meeting.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

Shares Registered in Your Name. If you are a registered shareholder and you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors' recommendations are indicated under the heading "Recommendations of the Board" in this proxy statement, as well as with the description of each proposal in this proxy statement.

Shares held in "Street Name." If your shares are held in "street name" and you do not provide voting instructions to your bank, broker or other nominee, the bank, broker or other nominee (a) is entitled to vote your shares held for you as a beneficial owner on routine matters, such as approval of the appointment of PwC as our auditor until the close of our next Annual Meeting of Shareholders, the delegation to our Board of Directors, through our Audit Committee, of the authority to set the auditor's remuneration for such period, and the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2020, in which case the bank, broker or other nominee would vote your shares in its discretion on these matters, and (b) is not entitled to vote your shares on non-routine matters, such as the election of directors, in which case a broker-non vote would occur.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company's proxy card will vote your shares in accordance with their discretion.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative "FOR" votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Appointment of Auditor, Delegation to our Board of Directors, through our Audit Committee, of the authority to set the Auditor's remuneration, and Ratification of appointment of the Independent Registered Public Accounting Firm

	The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A "vote withheld," in the case of the proposal regarding the election of directors, or an "abstention," in the case of the proposal regarding the appointment of PwC as our auditor until the close of our next Annual Meeting of Shareholders, the delegation to our Board of Directors, through our Audit Committee, of the authority to set the auditor's remuneration for such period, and the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2020, represents a shareholder's affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions have no effect on the appointment of PwC as our auditor until the close of our next Annual Meeting of Shareholders, the delegation to our Board of Directors, through our Audit Committee, of the authority to set the auditor's remuneration for such period, and the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held in "street name" for a beneficial owner are not voted with respect to a particular proposal because the bank, broker or other nominee:

•
has not received voting instructions from the beneficial owner; and

•
lacks discretionary voting power to vote those shares.

A bank, broker or other nominee is entitled to vote shares held for a beneficial owner on routine matters, such as the appointment of PricewaterhouseCoopers LLP as our auditor until the close of our next Annual Meeting of Shareholders, the delegation to our Board of Directors, through our Audit Committee, of the authority to set the auditor's remuneration for such period, and the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2020, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a bank, broker or other nominee is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING OF SHAREHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON Proposal 1—Election of Directors

At the Annual Meeting, two Class II Directors are to be elected to hold office until the Annual Meeting of Shareholders to be held in 2023 (the "2023 Annual Meeting") and until their respective successors are elected and qualified or until such directors' earlier death, resignation or removal.

We currently have eight directors on our Board of Directors, including three Class I Directors consisting of Sanj K. Patel, Thomas R. Malley, and Richard S. Levy; two Class II Directors consisting of Stephen R. Biggar and Barry D. Quart; and three Class III Directors consisting of Felix J. Baker, Tracey L. McCain, and Kimberly J. Popovits.

Our Board has nominated two director candidates for election as Class II Directors at the Annual Meeting:

    •
    Stephen R. Biggar; and

    •
    Barry D. Quart.

Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative "FOR" votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Under our Amended and Restated Bye-laws ("Bye-laws"), our Board is divided into three classes with staggered terms. At the first general meeting of shareholders (the "2019 Annual Meeting") that followed the initial public offering of our Class A Shares (the "IPO"), each Class I Director was elected for a three-year initial term of office expiring at the 2022 Annual Meeting of Shareholders, each Class II Director was elected for a one-year initial term of office expiring at the Annual Meeting, and each Class III Director was elected for a two-year initial term of office expiring at the Annual Meeting of Shareholders to be held in 2021. Thereafter, members of each class serve three-year terms.

Our Bye-laws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least a majority of our outstanding voting shares entitled to vote in the election of directors.

There are no family relationships among any of our executive officers or directors.

If you are a registered shareholder, and you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the Common Shares represented thereby for the election of Stephen R. Biggar and Barry D. Quart as Class II Directors. If you hold your shares in "street name" and do not provide voting instructions to your bank, broker or other nominee, your bank, broker or other nominee is not entitled to vote your shares on non-routine matters, such as the election of directors, in which case a broker-non vote would occur with respect to your shares.

PROPOSAL 1—ELECTION OF DIRECTORS

All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by our Board of Directors or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative "FOR" votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the Class II director nominees immediately below.

NOMINEES FOR CLASS II DIRECTORS (TERMS EXPIRE AT THE 2023 ANNUAL MEETING OF SHAREHOLDERS)

The nominees for election to the Board of Directors as Class II Directors, who are also current members of our Board, are as follows:

Name	Age	Served as a Director Since	Position with Kiniksa

Stephen R. Biggar, M.D., Ph.D.	49	2015	Director
Barry D. Quart, Pharm.D.	63	2015	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

STEPHEN R. BIGGAR, M.D., PH.D.	Age 49

Stephen R. Biggar, M.D., Ph.D., has served as a member of our Board of Directors since October 2015. Dr. Biggar is a Partner at Baker Bros. Advisors LP, a registered investment adviser focused on long-term investments in life-sciences companies ("Baker Bros. Advisors"). Dr. Biggar joined Baker Bros. Advisors in 2000. Dr. Biggar is currently chairman of the board of directors of ACADIA Pharmaceuticals Inc. and previously served on the board of directors of Synageva BioPharma Corp. ("Synageva"). Dr. Biggar received an M.D. and a Ph.D. in Immunology from Stanford University and a B.S. in Genetics from the University of Rochester. We believe Dr. Biggar is qualified to serve on our Board of Directors due to his experience in the biotechnology industry, his medical and scientific training and experience working with and serving on the boards of directors of numerous biotechnology and pharmaceutical companies.

PROPOSAL 1—ELECTION OF DIRECTORS

BARRY D. QUART, PHARM.D.	Age 63

Barry D. Quart, Pharm.D., has served as a member of our Board of Directors since October 2015. Since 2013, Dr. Quart has served as the Chief Executive Officer and a member of the board of directors of Heron Therapeutics, Inc., a biotechnology company. In 2006, Dr. Quart co-founded Ardea Biosciences, Inc., a biotechnology company, and served as its President and Chief Executive Officer, and on its board of directors, from its inception through May 2013. Dr. Quart previously served on the board of directors of Synageva. Dr. Quart holds a Pharm.D. degree from the University of California, San Francisco. We believe Dr. Quart is qualified to serve on our Board of Directors due to his extensive management experience in the biotechnology industry and his experience developing pharmaceutical products.

CURRENT CLASS I DIRECTORS (TERMS EXPIRE AT THE 2022 ANNUAL MEETING OF SHAREHOLDERS)

Current members of the Board of Directors who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position(s) with Kiniksa

Sanj K. Patel	50	2015	Chief Executive Officer and Chairman of the Board
Thomas R. Malley	51	2016	Director
Richard S. Levy, M.D.	62	2019	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

SANJ K. PATEL	Age 50

Sanj K. Patel has served as our Chief Executive Officer and Chairman of our Board of Directors since our formation in July 2015. In June 2008, Mr. Patel formed Synageva, a biotechnology company focused on rare diseases, where he served as President and Chief Executive Officer and was a member of its board of directors until Synageva's sale to Alexion Pharmaceuticals, Inc. ("Alexion"), in June 2015. Prior to Synageva, Mr. Patel held various roles at Genzyme Corporation ("Genzyme") from 1999 to 2008, most recently as head of U.S. Sales, Marketing and Commercial Operations for the Genzyme Therapeutics franchise. Mr. Patel previously served as a member of the boards of directors of Syros Pharmaceuticals, Inc., BioCryst Pharmaceuticals, Inc., and Intercept Pharmaceuticals, Inc. He is also the founder and director of the Sanj K. Patel and Family Foundation, a philanthropic organization that supports charities for patients with rare and devastating diseases. Mr. Patel holds a B.Sc. with Honors from the University of the South Bank, London and completed his management and business studies at Ealing College, London and his Pharmacology research program at the Wellcome Foundation. We believe that Mr. Patel is qualified to serve on our Board of Directors due to his extensive business, sales and product development experience in the biotechnology industry.

THOMAS R. MALLEY	Age 51

Thomas R. Malley has served as a member of our Board of Directors since December 2016. Since May 2007, Mr. Malley has served as the President of Mossrock Capital, LLC, a private investment firm. Mr. Malley serves on the boards of directors of BeiGene, Ltd. and Kura Oncology, Inc., and previously served on the boards of directors of OvaScience, Inc., Cougar Biotechnology, Inc., Puma Biotechnology, Inc. and Synageva. Mr. Malley holds a B.S. degree in Biology from Stanford University. Mr. Malley is also a Chartered Financial Analyst. We believe Mr. Malley is qualified to serve on our Board of Directors due to his experience working in the biopharmaceutical industry and experience working with and serving on the boards of directors of numerous biotechnology and pharmaceutical companies.

PROPOSAL 1—ELECTION OF DIRECTORS

RICHARD S. LEVY, M.D.	Age 62

Richard S. Levy, M.D. has served on our Board of Directors since March 2019. Dr. Levy served as a Senior Advisor at Baker Bros. Advisors from December 2016 to May 2019. Prior to that, Dr. Levy served as Executive Vice President and Chief Drug Development Officer at lncyte Corporation, a biopharmaceutical company, from January 2009 until June 2016, and as Senior Vice President of Drug Development from August 2003 to January 2009. Dr. Levy currently serves on the boards of directors of Madrigal Pharmaceuticals, Inc., ArTara Therapeutics, Inc. and Kodiak Sciences Inc. ("Kodiak Sciences") and previously served on the board of directors of Aquinox Pharmaceuticals, Inc. Dr. Levy is Board Certified in Internal Medicine and Gastroenterology and holds an A.B. in Biology from Brown University and an M.D. from the University of Pennsylvania School of Medicine, and completed his training in Internal Medicine at the Hospital of the University of Pennsylvania and a fellowship in Gastroenterology and Hepatology at UCLA. We believe Dr. Levy is qualified to serve on our Board of Directors due to his experience in the biotechnology industry, his medical and scientific training and experience working with and serving on the boards of directors of numerous biotechnology and pharmaceutical companies.

CURRENT CLASS III DIRECTORS (TERMS EXPIRE AT THE 2021 ANNUAL MEETING OF SHAREHOLDERS)

Current members of our Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Kiniksa

Felix J. Baker, Ph.D.	51	2015	Director
Tracey L. McCain	52	2018	Director
Kimberly J. Popovits	61	2018	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

FELIX J. BAKER, PH.D.	Age 51

Felix J. Baker, Ph.D., has served as our Lead Independent Director and on our Board of Directors since October 2015. Dr. Baker is Co-Managing Member of Baker Bros. Advisors. Dr. Baker and his brother, Julian Baker, started their fund management careers in 1994 when they co-founded a biotechnology investing partnership with the Tisch Family. In 2000, they founded Baker Bros. Advisors. Dr. Baker currently serves on the boards of directors of Alexion, Seattle Genetics, Inc., and Kodiak Sciences and previously served on the board of directors of Genomic Health, Inc. ("Genomic Health"), and Synageva. Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school. We believe Dr. Baker is qualified to serve on our Board of Directors due to his extensive experience in the biotechnology industry and experience working with and serving on the boards of directors of numerous biotechnology and pharmaceutical companies.

PROPOSAL 1—ELECTION OF DIRECTORS

TRACEY L. MCCAIN	Age 52

Tracey L. McCain has served as a member of our Board of Directors since February 2018. Since September 2016, Ms. McCain has served as Executive Vice President and Chief Legal and Compliance Officer of Blueprint Medicine Corporation ("Blueprint"), a biotechnology company. Prior to Blueprint, from January 2016 to September 2016, Ms. McCain was Senior Vice President and Head of Legal for Sanofi Genzyme, a global business unit of Sanofi S.A. ("Sanofi"). From May 1997 to September 2016, Ms. McCain held various roles at Genzyme, including as General Counsel following Genzyme's acquisition by Sanofi in 2011. Ms. McCain holds a J.D. from Columbia University School of Law and a B.A. from the University of Pennsylvania. We believe Ms. McCain is qualified to serve on our Board of Directors due to her experience working with numerous biotechnology and pharmaceutical companies.

KIMBERLY J. POPOVITS	Age 61

Kimberly J. Popovits has served as a member of our Board of Directors since February 2018. Ms. Popovits served as the Chief Executive Officer of Genomic Health from 2009 to 2020, and served as the chairman of the board of directors of Genomic Health from 2012 to 2020. Ms. Popovits also serves on the board of directors of MyoKardia, Inc., and previously served on the board of directors of ZS Pharma Inc. Ms. Popovits holds a B.A in Business from Michigan State University. We believe Ms. Popovits is qualified to serve on our Board of Directors due to her experience working with and serving on the boards of directors of numerous biotechnology and pharmaceutical companies.

PROPOSALS TO BE VOTED ON
Proposal 2—Appointment of Auditor, Delegation to our Board of Directors, Through our Audit Committee, of the Authority to Set the Auditor's Remuneration, and Ratification of the Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has selected PricewaterhouseCoopers LLP as our auditor and appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm. Under Bermuda law, our shareholders have the right to appoint our auditor and set our auditor's remuneration. In addition, our Board of Directors determined that the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm be submitted to our shareholders for ratification. Although ratification of our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required, we value the opinions of our shareholders and believe that shareholder ratification of this appointment is a good corporate governance practice.

Therefore, we are submitting for approval at the Annual Meeting (a) the appointment of PricewaterhouseCoopers LLP as our auditor for statutory purposes under the Bermuda Companies Act of 1981, as amended, until the close of our next Annual Meeting of Shareholders, (b) the delegation to our Board of Directors, through our Audit Committee, of the authority to set the auditor's remuneration for such period, and (c) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

PricewaterhouseCoopers LLP also served as our auditor and independent registered public accounting firm for the fiscal year ended December 31, 2019. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of PricewaterhouseCoopers LLP is not expected to attend the Annual Meeting and, accordingly, will not have an opportunity to make a statement or be available to respond to appropriate questions from shareholders.

If the shareholders do not approve the appointment of PricewaterhouseCoopers LLP as our auditor and the delegation to our Board of Directors, through our Audit Committee, of the authority to set the auditor's remuneration, our Audit Committee will consider the appointment of another auditor and that auditor's remuneration, which will require the approval of our shareholders.

VOTE REQUIRED

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. We do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the appointment of PricewaterhouseCoopers LLP as our Auditor until the close of our next Annual Meeting of Shareholders, the delegation to our Board of Directors, through our Audit Committee, of the authority to set the Auditor's remuneration for such period, and the ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the Company's audited financial statements for the fiscal year ended December 31, 2019 and has discussed these financial statements with management and the Company's independent registered public accounting firm. The Audit Committee has also discussed with the Company's independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the Securities and Exchange Commission.

The Company's independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company. The Audit Committee also considered whether the independent registered public accounting firm's provision of certain other non-audit related services to the Company is compatible with maintaining such firm's independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Thomas R. Malley (Chair)

Tracey L. McCain

Barry D. Quart

The foregoing Report of the Audit Committee of the Board of Directors does not constitute soliciting material and shall not be deemed filed with the SEC, and is not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent specifically incorporated by reference therein.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of PricewaterhouseCoopers LLP ("PwC"), our auditor and independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2019	2018

Audit Fees	$826,965	$1,596,250
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$2,756	$2,756

Total Fees	$829,721	$1,599,006

AUDIT FEES

Audit fees consisted of fees billed for professional services performed by PwC for the audit of our annual consolidated financial statements, the review of our interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our initial public offering and follow-on offering. Included in the 2019 Audit Fees is an aggregate of $221,965 of fees billed in connection with our follow-on offering and the filing of a registration statement on Form S-3. Included in 2018 Audit Fees is an aggregate of $1,100,000 of fees billed primarily in connection with our initial public offering which closed in 2018.

AUDIT-RELATED FEES

There were no such fees incurred in 2019 or 2018.

TAX FEES

There were no such fees incurred in 2019 or 2018.

ALL OTHER FEES

All other fees for 2019 and 2018 represented the cost of accounting research tools licensed from PwC.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee adopted a policy (the "Pre-Approval Policy") which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (a) explicitly approved by the Audit Committee ("specific pre-approval") or (b) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy ("general pre-approval"). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Corporate Governance

GENERAL

Our Board adopted Corporate Governance Guidelines, an Insider Trading Compliance Policy, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee ("Governance Committee"), Audit Committee and Compensation Committee to assist the Board of Directors in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the "Corporate Governance" section of the "Investors & Media" page of our website located at www.kiniksa.com, or by writing to our Secretary c/o Kiniksa Pharmaceuticals Corp. at 100 Hayden Avenue, Lexington, MA 02421.

BOARD COMPOSITION

Our Board currently consists of eight members: Sanj K. Patel, Felix J. Baker, Stephen R. Biggar, Richard S. Levy, Thomas R. Malley, Tracey L. McCain, Kimberly J. Popovits and Barry D. Quart. As set forth in our Bye-laws, the Board of Directors is currently divided into three classes with staggered terms.

At the 2019 Annual Meeting, each Class I Director was elected for a three-year initial term of office, each Class II Director was elected for a one-year initial term of office, and each Class III Director was elected for a two-year initial term of office. Thereafter, members of each class will serve three-year terms. At each annual meeting of shareholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Our Bye-laws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least a majority in voting power of our outstanding shares entitled to vote in the election of directors.

DIRECTOR INDEPENDENCE

All of our directors, other than Sanj K. Patel, qualify as "independent" in accordance with the listing requirements of The Nasdaq Global Select Market ("Nasdaq"). Mr. Patel does not qualify as independent because he is the Chief Executive Officer of our Company. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, the Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board of Directors reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

DIRECTOR CANDIDATES

Our Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board of Directors and filling vacancies on the Board. To facilitate the search process, the Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our shareholders. Once potential candidates are identified, the Governance Committee reviews the backgrounds of those candidates, evaluates candidates' independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Governance Committee for candidates for election as a director.

In evaluating the suitability of individual candidates (both new candidates and current members of the Board of Directors), the Governance Committee, in recommending candidates for election, and our Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management; strong finance experience; experience relevant to the Company's industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company's operations; diversity of expertise and experience in substantive matters pertaining to the Company's business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board of Directors evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Governance Committee may also consider the director's past attendance at meetings and participation in and contributions to the activities of our Board of Directors.

Shareholders may recommend individuals to the Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Governance Committee, Attention: Secretary, c/o Kiniksa Pharmaceuticals Corp., 100 Hayden Avenue, Lexington, MA 02421. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM SHAREHOLDERS

The Board of Directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary, Lead Independent Director and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which

CORPORATE GOVERNANCE

we tend to receive repetitive or duplicative communications. Shareholders who wish to send communications on any topic to the Board of Directors should address such communications to the Board of Directors in writing: Attention: Secretary, c/o Kiniksa Pharmaceuticals Corp., 100 Hayden Avenue, Lexington, MA 02421.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Bye-laws and Corporate Governance Guidelines provide the Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, Sanj K. Patel, our Chief Executive Officer, serves as Chairman of the Board. The Board of Directors has determined that combining the roles of Chairman of the Board and Chief Executive Officer is best for our Company and shareholders at this time because it promotes unified leadership by Mr. Patel and allows for a single, clear focus for management to execute the Company's strategy and business plans. If the Chairman of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a lead director ("Lead Independent Director"). Since our Chairman of the Board is a member of management, the independent directors elected Felix J. Baker as the Lead Independent Director. The Lead Independent Director's responsibilities include, but are not limited to, presiding over all meetings of the Board of Directors at which the Chairman of the Board is not present, including any executive sessions of the independent directors, approving the Board of Directors' meeting schedules and agendas, and acting as liaison between the independent directors of the Board of Directors and the Chief Executive Officer and the Chairman of the Board. Our Board of Directors is comprised of individuals with extensive experience with the biotechnology and pharmaceutical industries and, with the exception of Mr. Patel, is comprised of directors who meet the independence standards of Nasdaq. For these reasons and because of the strong leadership of Mr. Patel as Chairman of the Board and Chief Executive Officer and the counterbalancing role of the Lead Independent Director, our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us, including with respect to business continuity risks such as risks relating to the COVID-19 pandemic. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee is responsible for overseeing our major financial and cyber-security risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The

CORPORATE GOVERNANCE

Board of Directors does not believe that its role in the oversight of our risks adversely affects the Board's leadership.

BOARD EVALUATION

Our Corporate Governance Guidelines require the Governance Committee to oversee periodic assessments of the Board of Directors and its committees.

CODE OF ETHICS

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. We have posted a current copy of the code in the "Corporate Governance" section of the "Investors & Media" page of our website located at www.kiniksa.com. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the code.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were four meetings of the Board of Directors during 2019. During 2019, each director attended at least 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which the director served during the period in which he or she served as a director.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend.

Committees of the Board

Our Board of Directors has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board and that are available in the "Corporate Governance" section of the "Investors & Media" page of our website located at www.kiniksa.com.

Our Board of Directors has determined that (a) all of the members of each of the Board's three standing committees are independent as defined under Nasdaq rules, (b) all of the members of the Audit Committee meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (c) all members of the Compensation Committee meet the heightened standard for independence specific to members of a compensation committee under Nasdaq rules.

The members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance

Felix J. Baker, Ph.D.		Chair	X
Stephen R. Biggar, M.D., Ph.D.			Chair
Thomas R. Malley	Chair		X
Tracey L. McCain	X
Kimberly J. Popovits		X
Barry D. Quart, Pharm.D.	X	X

AUDIT COMMITTEE

The responsibilities of the Audit Committee include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  coordinating our Board of Directors' oversight of our internal control over financial reporting, disclosure controls and procedures and Code of Business Conduct and Ethics;

  •
  discussing our risk management policies;

  •
  meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the audit committee report required by the SEC rules (which is included in this proxy statement).

COMMITTEES OF THE BOARD

The members of the Audit Committee are Mr. Malley, Ms. McCain and Dr. Quart. Mr. Malley serves as the Chairperson of the committee. The members of the Audit Committee meet the requirements for financial literacy under the applicable rules of the SEC and Nasdaq. Our Board of Directors has determined that Mr. Malley is an "audit committee financial expert" as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee met four times in 2019.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers and directors, among other things. In fulfilling its purpose, the Compensation Committee's responsibilities include:

  •
  reviewing and approving, or recommending for approval by the Board of Directors, the compensation of our Chief Executive Officer and our other executive officers;

  •
  overseeing and administering our cash and equity incentive plans;

  •
  reviewing and making recommendations to the Board of Directors with respect to director compensation;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis," if required; and

  •
  preparing the annual compensation committee report, if required.

The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. During 2019, the Compensation Committee engaged Compensia, Inc., a compensation consulting firm ("Compensia"), to, among other things, assess and, as applicable, make recommendations with respect to the amount and types of compensation to provide our executives and directors and related matters. Compensia reported directly to the Compensation Committee. However, certain of our executive officers and other members of senior management consulted with Compensia (in its role as an advisor to the Compensation Committee) with respect to assessments of executive compensation and related matters to be provided to the committee. The Compensation Committee reviewed compensation assessments provided by Compensia comparing our compensation to that of a group of peer companies within our industry and met with Compensia to discuss compensation of our executive officers and to receive its input and advice. The Compensation Committee has considered the adviser independence factors required under SEC and Nasdaq rules as they relate to Compensia, which did not raise any conflicts of interest concerns in 2019.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The Compensation Committee may also delegate to one or more of our executive officers the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans and any such delegation.

The members of our Compensation Committee are Dr. Baker, Ms. Popovits and Dr. Quart. Dr. Baker serves as the Chairperson of the committee.

The Compensation Committee and met six times in 2019.

COMMITTEES OF THE BOARD

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The responsibilities of the Nominating and Corporate Governance Committee (the "Governance Committee") include:

  •
  identifying individuals qualified to become Board members;

  •
  recommending to the Board of Directors the persons to be nominated for election as directors and to each Board committee; and

  •
  overseeing periodic evaluations of the Board of Directors.

The members of our Governance Committee are Dr. Biggar, Dr. Baker and Mr. Malley. Dr. Biggar serves as the Chairperson of the committee.

The Governance Committee met two times in 2019.

Executive Officers

The following table identifies our current executive officers:

Name	Age	Position

Sanj K. Patel	50	Chief Executive Officer and Chairman of the Board
Thomas Beetham	50	Executive Vice President, Corporate Development & Operations, Chief Legal Officer and Secretary
John F. Paolini, M.D., Ph.D.	55	Senior Vice President and Chief Medical Officer
Qasim Rizvi MBChB., MBA.	50	Senior Vice President of Operations and Chief Commercial Officer

Set forth below is certain additional information concerning the Company's executive officers, including their respective positions with the Company and prior business experience.

Sanj K. Patel—See Mr. Patel's biography on page 11 of this proxy statement.

Thomas Beetham has served as our Executive Vice President, Corporate Development and Operations since November 2019 and serves as our Chief Legal Officer, a role he has held since our formation in July 2015, and also serves as our Secretary. Prior to that, Mr. Beetham held various roles at Synageva from October 2013 to June 2015, most recently serving as the Chief Legal Officer and Senior Vice President of Corporate Development, where he led the legal department and was responsible for business development activities. Prior to joining Synageva, from 2011 to 2013, Mr. Beetham was the General Legal Counsel for New England Biolabs, Inc. ("Biolabs"), where he was responsible for legal matters and was a member of Biolabs' global business development team. Before Biolabs, Mr. Beetham held various roles at Genzyme, most recently as the lead corporate attorney responsible for Genzyme's hematology/oncology and multiple sclerosis products, and before that was a business and transactional attorney with the law firm of Palmer & Dodge, LLP. Mr. Beetham holds a J.D. from Boston College Law School, an M.B.A. from Boston College's Carroll School of Management, and a B.A. from the University of Rochester.

John F. Paolini, M.D., Ph.D., has served as our Chief Medical Officer since August 2016. From August 2015 to August 2016, Dr. Paolini was Clinical Research Head of the Cardiovascular and Metabolic Diseases Research Unit at Pfizer Inc., a pharmaceutical company ("Pfizer"), where he was responsible for bringing forward programs from preclinical through early clinical development and proof of concept. Prior to Pfizer, from August 2011 to July 2015, Dr. Paolini served as Chief Medical Officer of Cerenis Therapeutics, a biotechnology company focused on cardiovascular and metabolic diseases, where he was responsible for designing and executing clinical trials and regulatory strategy for a portfolio of products. Dr. Paolini holds an M.D. and a Ph.D. from Duke University School of Medicine, a B.A. and a B.S. from Tulane University, and completed his internship, residency and fellowship in Internal Medicine and Cardiology at Brigham and Women's Hospital, Boston.

Qasim Rizvi MBChB., MBA., has served as our Senior Vice President, Operations and Chief Commercial Officer since July 2019 and was our Senior Vice President, Operations since August 2018. Prior to that, Dr. Rizvi served in roles of increasing responsibility at Genentech, Inc. ("Genentech"), a member of the Roche Group, or Roche, having joined the company in June 2006. From October 2017 to August 2018, Dr. Rizvi served as Genentech's Vice President and U.S. Franchise Head of Tecentriq, with commercial responsibilities for Genentech's Cancer Immunotherapy portfolio. From September 2016 to October 2017, Dr. Rizvi served as Vice President—Franchise Head Hematology; Global Product Strategy at Roche, where he led the global hematology franchise. From October 2014 to September 2016, Dr. Rizvi served as Life Cycle Leader at Genentech, where he was responsible for bringing Roche's Hemophilia product from Phase 1b to the global commercialization. Prior to joining Genentech/Roche, Dr. Rizvi was at Novo Nordisk and

EXECUTIVE OFFICERS

Eli Lilly, where he served in numerous roles in sales, marketing, business development and new product planning. Dr. Rizvi received his medical degree from the University of Dundee School of Medicine. He completed his residency in general surgery and holds an M.B.A in Marketing and Corporate Strategy from the University of Michigan's Stephen M. Ross School of Business.

None of our executive officers is related to any other executive officer or to any of our directors.

Executive and Director Compensation

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our "named executive officers," identified below, for the year ended December 31, 2019.

The following individuals are our named executive officers for the year ended December 31, 2019:

  •
  Sanj K. Patel, Chief Executive Officer and Chairman of the Board of Directors;

  •
  Qasim Rizvi MBChB., MBA., Senior Vice President of Operations and Chief Commercial Officer;

  •
  John F. Paolini, M.D., Ph.D., Senior Vice President and Chief Medical Officer; and

  •
  Stephen Mahoney, former President and Chief Operating Officer.

Mr. Mahoney served as our President and Chief Operating Officer through November 15, 2019 at which time he transitioned to the role of senior advisor through December 31, 2019, when he departed the Company.

We are an "emerging growth company," as that term is used in the Jumpstart Our Business Startups ("JOBS Act"), and a "smaller reporting company" as that term is used under the rules promulgated under the Securities Act of 1933, as amended, and as such have reduced and/or modified disclosure requirements applicable to emerging growth companies and/or smaller reporting companies.

2019 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2018 and 2019, as applicable.

Name and principal position	Year	Salary ($)	Share awards ($)(4)	Option awards ($)(4)	Non-equity incentive plan compensation ($)	All other compensation ($)(5)		Total ($)

Sanj K. Patel(1)	2019	780,000	—	3,518,171	456,300	11,200		4,765,671
Chief Executive Officer	2018	740,469	—	5,814,588	742,500	11,000		7,308,557
and Chairman of the Board
Qasim Rizvi, MBChB., MBA(2)	2019	392,700	95,088	880,884	123,701	11,200		1,503,573
Senior Vice President, Operations and Chief Commercial Officer
John F. Paolini, M.D., Ph.D.	2019	443,100	—	923,363	139,577	11,200		1,517,240
Senior Vice President and	2018	409,626	—	1,875,468	207,900	11,000		2,503,994
Chief Medical Officer
Stephen Mahoney(3)	2019	477,641	—	1,547,059	—	720,279	(6)	2,744,979
Former President and	2018	434,970	—	1,980,564	291,892	11,000		2,718,426
Chief Operating Officer

  (1)
  Mr. Patel also serves as a member and the Chairman of our Board of Directors but receives no additional compensation for this service.

EXECUTIVE AND DIRECTOR COMPENSATION

  (2)
  Dr. Rizvi became our Senior Vice President, Operations and Chief Commercial Officer and an executive officer of the Company at the close of business on November 15, 2019.

  (3)
  Mr. Mahoney served as our President and Chief Operating Officer through November 15, 2019 at which time he transitioned to the role of senior advisor through December 31, 2019, when he departed the Company.

  (4)
  Amounts reflect the full grant-date fair value of share options and restricted share units ("RSUs") granted during the year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. With respect to the performance-based RSUs ("PSUs") granted to each of Mr. Patel, Dr. Rizvi and Dr. Paolini in December 2019 under the RLTIP (as defined below), no amounts are shown as it was not probable as of the date of grant that the performance condition would be achieved. The grant date fair value of the PSUs would be as follows, assuming the highest level of the performance condition will be achieved: Mr. Patel: $359,596, Dr. Rizvi: $97,481 and Dr. Paolini: $110,001. We provide information regarding the assumptions used to calculate the value of all option and RSU awards in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 5, 2020.

  (5)
  Unless otherwise specified, amount shown represents 401(k) matching contributions. For additional information, refer to the discussion in the "Narrative Disclosure to Summary Compensation Table" below under the heading "—Other elements of compensation—Retirement Plans."

  (6)
  Amount shown includes $11,200 in 401(k) matching contributions and $709,079 in cash severance paid to Mr. Mahoney in connection with his separation from the Company on December 31, 2019.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

The primary elements of compensation for our named executive officers are base salary, annual performance bonuses and long-term equity-based compensation awards. The named executive officers also generally participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis.

2019 Salaries

We pay our named executive officers a base salary that is intended to provide a fixed component of compensation reflecting the executive's skill set, experience, role and responsibilities. Base salaries for our named executive officers generally have been set at levels deemed necessary to attract and retain the named executive officers. In December 2018, the Compensation Committee approved the annual base salaries for our named executive officers set forth in the following table, effective January 1, 2019:

Name	January 1, 2019 Annual Base Salary ($)

Sanj K. Patel	780,000
Qasim Rizvi, MBChB., MBA	392,700
John F. Paolini, M.D., Ph.D.	443,100
Stephen Mahoney	477,641

In December 2019, the Compensation Committee approved an increase in the annual base salary for Dr. Rizvi to $431,970, in light of his increased responsibilities, effective January 1, 2020.

2019 Cash Incentive Compensation

We offer our named executive officers the opportunity to earn annual performance bonuses to compensate them for attaining short-term company goals as approved by our Compensation Committee and/or Board of Directors and individual goals. In December 2018, the Compensation Committee also approved the following 2019 target bonuses for our named executive officers, expressed as a percentage of their respective annual base salaries: 65% for Mr. Patel, 35% for

EXECUTIVE AND DIRECTOR COMPENSATION

Dr. Paolini, and 45% for Mr. Mahoney. For 2019, Dr. Rizvi's target bonus was 35% of his base salary, which was originally established by management in August 2018 and approved by the Compensation Committee in December 2018.

For 2019, performance bonuses were based on attaining corporate goals relating to the overall business, generally comprised of goals with respect to: (a) the advancement of our multi-program portfolio of product candidates (carrying an 90% weighting), including development of product candidates, and manufacturing, and supply, and (b) compliance and training, capitalization, financial management, and capital allocation and compliance, business development, intellectual property protection, and the organization (carrying a 10% weighting).

In December 2019, the Compensation Committee reviewed performance against the 2019 bonus goals and approved cash bonuses for the named executive officers in the amounts set forth in the "Non-Equity Incentive Plan Compensation" column of the "2019 Summary Compensation Table" above.

As part of the RLTIP, in December 2019, we granted performance-based cash awards to Mr. Patel, Dr. Rizvi and Dr. Paolini in accordance with that plan as described below under "Incentive Award Plans—Rilonacept Long-Term Incentive Plan". The target award value of such performance-based cash awards were $167,310 for Mr. Patel, $45,357 for Dr. Rizvi and $51,178 for Dr. Paolini.

Equity Compensation

We generally grant share options to our employees on a biannual basis, including our named executive officers, as the long-term incentive component of our compensation program. Share options allow our employees to purchase our Class A Shares at a price equal to the fair market value per Class A Share on the date of grant.

In March and September 2019, our named executive officers were granted the share options set forth in the table below. These share options were granted with exercise prices equal to the fair market value of our Class A Shares on the date of grant.

Named executive officer	March 2019 option shares granted	September 2019 option shares granted

Sanj K. Patel	187,000	190,000
Qasim Rizvi, MBChB., MBA	33,000	40,000
John F. Paolini, M.D., Ph.D.	51,000	46,000
Stephen Mahoney	83,000	82,000

As part of the 2020 semi-annual option grants to our employees, in March 2020, we granted options to purchase 180,000, 75,000 and 50,000 Class A Shares to Mr. Patel, Dr. Rizvi and Dr. Paolini, respectively, each at an exercise price of $15.52 per share. These options vest and become exercisable as to 25% of the total shares on the first anniversary of the vesting commencement date (the date of grant) and as to 1/36th of the remaining shares in equal monthly installments thereafter, subject to the named executive officer's continued service to the Company.

In December 2019, in order to incentivize and retain Dr. Rizvi through key performance milestones in 2020 and beyond, we granted him (a) an option to purchase 30,000 Class A Shares, which vests and becomes exercisable as to 25% of the total shares on December 6, 2020 and as to 1/36th of the remaining shares in equal monthly installments thereafter, subject to continued service to the Company, and (b) RSUs covering 7,337 Class A Shares, which vest in a single installment on December 31, 2020, subject to continued service to the Company.

EXECUTIVE AND DIRECTOR COMPENSATION

As part of the RLTIP, in December 2019, we granted PSUs covering Class A Shares to Mr. Patel, Dr. Rizvi and Dr. Paolini in accordance with that plan as described below under "Incentive Award Plans—Rilonacept Long-Term Incentive Plan." The target number of shares subject to such PSUs were 18,555 shares for Mr. Patel, 5,030 shares for Dr. Rizvi and 5,676 shares for Dr. Paolini.

Refer to our "Outstanding Equity Awards at 2019 Year-End" table for additional information on the share options, RSUs and PSUs granted in 2019.

    Incentive Award Plans

Equity Incentive Plans.    Prior to our IPO, we issued share options under our 2015 Equity Incentive Plan (the "2015 Plan"). Effective on the effective date of the registration statement for our IPO, our Board of Directors adopted, and our shareholders approved, the 2018 Incentive Award Plan (the "2018 Plan"), in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants and to enable us to obtain and retain services of these individuals, which we believe is essential to our long-term success. Following effectiveness of the 2018 Plan, we ceased making grants under our 2015 Plan. However, the 2015 Plan continues to govern the terms and conditions of the outstanding awards granted under it.

Rilonacept Long-Term Incentive Plan.    In December 2019, the Compensation Committee approved a long-term incentive plan (the "RLTIP") under the 2018 Plan to incentivize eligible employees of the Company and its subsidiaries to achieve the Company's performance goal of obtaining U.S. Food and Drug Administration approval of rilonacept in the U.S. for the treatment of recurrent pericarditis (the "RLTIP Milestone"). The RLTIP provides for (a) an initial grant of a performance-based cash award and PSUs covering Class A Shares and (b) the potential for a grant of time-based RSUs covering Class A Shares, in each case, under the 2018 Plan. The target award value for each of the cash award and each of the PSU and RSU awards will be equal to one-third of a participant's annual target bonus for the year of grant, as determined in accordance with the RLTIP. Depending on the date-range within which the Compensation Committee certifies the achievement of the RLTIP Milestone (such certification date, the "Achievement Date"), the RLTIP provides for (a) an earnout percentage that can be achieved as to 100%, 50%, 25% or 0% and (b) an upside earnout percentage that can be achieved as to 50%, 25% or 0%. No awards will be earned or vest, and the RSU award will not be granted, in the event the Achievement Date does not occur by a specified date. The cash award is eligible to be earned and vested upon the Achievement Date with respect to an amount equal to the target award value multiplied by the earnout percentage, subject to adjustment by the Compensation Committee. The number of Class A Shares issuable under the PSU award as a result of the RLTIP Milestone will be equal to the target number of PSUs multiplied by the earnout percentage, and such PSUs will vest on the first anniversary of the Achievement Date, subject to continued employment on such date. The RSU award will be granted on the Achievement Date with respect to a number of shares valued at (a) the target award value multiplied by (b) the sum of the earnout percentage and the upside earnout percentage as determined in accordance with the RLTIP, and will vest on the second anniversary of the Achievement Date, subject to continued employment through such date.

In the event of a change in control of the Company where the awards under the RLTIP are assumed or substituted by the successor entity, if a participant is terminated without "cause" or resigns for "good reason" (each, as defined in the RLTIP) on or within 12 months following the change in control, each outstanding award under the RLTIP will vest in full, provided that if the Achievement Date has not occurred by the date of such termination, the cash award and PSU award will be deemed earned as if the Achievement Date had occurred on the date of such termination, but participants will forfeit their opportunity to receive the RSU award. If awards under the RLTIP are not assumed or substituted in connection with the change in control, the cash award shall become payable (to the extent not yet paid), the PSU award will become fully vested, and the RSU award

EXECUTIVE AND DIRECTOR COMPENSATION

will be granted (to the extent not yet granted) and fully vested, in each case, immediately prior to the change in control, subject to the participant's continued employment through such time. For the purposes of the foregoing, if the Achievement Date has not occurred as of the change in control, the Achievement Date will be deemed to have occurred upon the change in control, and the earnout percentage and upside earnout percentage will be determined based on the date of the change in control.

Other elements of compensation

    Retirement Plans

We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We provide matching contributions of 100% of the first 3% of each participant's salary contributed, plus 50% for each of the next 2% contributed. Employee contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. Employees are immediately and fully vested in their own contributions and the employer match. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

    Employee Benefits and Perquisites

All of our full-time employees, including our named executive officers (other than Mr. Mahoney), are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, a healthcare flexible spending account, a dependent care flexible spending account, short-term and long-term disability insurance and life insurance to the same extent as our other full-time employees generally, subject to the terms and eligibility requirements of those plans.

    No Tax Gross-Ups

We do not make gross-up payments to cover our named executive officers' personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

EXECUTIVE AND DIRECTOR COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR END

The following table summarizes the number of Class A Shares underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2019.

		Option awards(1)				Share awards(1)
Name	Vesting start date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares that have not vested (#)	Value of shares that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (#)(2)

Sanj K. Patel	8/1/2015	503,768	—	1.59	12/15/2025	—	—	—	—
	6/28/2017	161,233	96,736(4)	3.80	6/28/2027	—	—	—	—
	3/1/2018	122,974	316,208(5)	10.36	2/28/2028	—	—	—	—
	9/20/2018	39,063	85,937(4)	30.93	9/19/2028	—	—	—	—
	3/4/2019	—	187,000(4)	17.92	3/3/2029	—	—	—	—
	9/17/2019	—	190,000(4)	8.83	9/16/2029	—	—	—	—
	12/10/2019	—	—	—	—	—	—	4,639	51,305
Qasim Rizvi, MBChB., MBA	8/20/2018	25,001	49,999(4)	23.89	9/3/2028	—	—	—	—
	3/4/2019	—	33,000(4)	17.92	3/3/2029	—	—	—	—
	9/17/2019	—	40,000(4)	8.83	9/16/2029	—	—	—	—
	12/6/2019	—	30,000(4)	10.61	12/5/2029	—	—	—	—
	12/10/2019	—	—	—	—	—	—	1,258	13,908
	12/12/2019	—	—	—	—	7,337(6)	81,147	—	—
John F. Paolini, M.D., Ph.D.	8/15/2016	189,646	37,928(4)	1.86	9/13/2026	—	—	—	—
	6/28/2017	68,837	41,301(4)	3.80	6/28/2027	—	—	—	—
	3/1/2018	35,868	92,226(5)	10.36	2/28/2028	—	—	—	—
	9/20/2018	14,063	30,937(4)	30.93	9/19/2028	—	—	—	—
	3/4/2019	—	51,000(4)	17.92	3/3/2029	—	—	—	—
	9/17/2019	—	46,000(4)	8.83	9/16/2029	—	—	—	—
	12/10/2019	—	—	—	—	—	—	1,419	15,694
Stephen Mahoney(7)	8/1/2015	125,941	—	1.59	3/31/2020	—	—	—	—
	6/28/2017	76,868	—	3.80	3/31/2020	—	—	—	—
	3/1/2018	56,363	—	10.36	3/31/2020	—	—	—	—
	9/20/2018	28,126	—	30.93	3/31/2020	—	—	—	—
	3/4/2019	36,313	—	17.92	3/31/2020	—	—	—	—
	9/17/2019	25,626	—	8.83	3/31/2020	—	—	—	—

  (1)
  Each equity award is subject to accelerated vesting upon certain events pursuant to the terms of the named executive officers' employment arrangements, as described below under "Employment Arrangements" or the RLTIP, as described above under "Equity Compensation—Incentive Award Plans—Rilonacept Long-Term Incentive Plan". In addition, pursuant to the applicable option agreement, in the event of a change in control (as defined in the applicable option award agreement), each named executive officer will become immediately 100% fully vested in the named executive officer's option to the extent that such option is not assumed or substituted. If the option is assumed or substituted in connection with a change in control, each named executive officer will become 100% fully vested in such option in the event his employment is terminated by the surviving entity without cause within 12 months following a change in control.

  (2)
  Amounts in these columns are calculated based on a per share price of $11.06, the closing price per share of the Class A Shares on December 31, 2019.

  (3)
  Represents PSUs granted pursuant to the RLTIP, which are earned based on the date the achievement of the RLTIP Milestone is certified by the Compensation Committee. The number of shares shown reflects the threshold number of shares that may be earned pursuant to the PSUs.

  (4)
  The options vest over a four-year period with 25% of the shares vesting on the first anniversary of the corresponding vesting start date, and 2.0833% of the shares vesting monthly for three years thereafter.

EXECUTIVE AND DIRECTOR COMPENSATION

  (5)
  The options vest over a six-year period with 16% of the shares vesting on the first anniversary of the corresponding vesting start date, 48% of the shares vesting in 36 equal monthly installments over the following three years and 36% of the shares vesting in 24 equal monthly installments over the two years thereafter.

  (6)
  Represents restricted share units that vest in full on December 31, 2020.

  (7)
  In connection with Mr. Mahoney's separation from the Company on December 31, 2019, he received 12 months' accelerated vesting of his outstanding time-vesting equity awards. The amounts set forth in this table reflect such accelerated vesting.

EMPLOYMENT ARRANGEMENTS

Through our wholly-owned U.S. subsidiary, Kiniksa Pharmaceuticals Corp. ("Kiniksa U.S."), we entered into employment agreements with each of our named executive officers and a letter agreement with Mr. Mahoney in connection with his transition and separation. Certain key terms of these agreements are described below.

Sanj K. Patel

The term of our employment agreement with Mr. Patel lasts until either the Company or Mr. Patel terminates his employment by giving notice to the other party or his employment terminates due to his death. Pursuant to the employment agreement, Mr. Patel is entitled to receive an annual base salary of at least $750,000, subject to increase from time to time by the Company and the opportunity to earn an annual performance-based bonus based on actual corporate and individual performance against established objectives for each calendar year, with a minimum target bonus opportunity of 60% of his annual base salary. In addition, if Mr. Patel's employment with us is terminated as a result of his death or disability, by the Company without Cause, or by Mr. Patel for Good Reason, whether or not in connection with a change in control, he will be entitled to receive (a) a lump sum payment equal to (i) 200% of the sum of his annual base salary and the target bonus for the year of termination plus (ii) $25,000 and (b) a prorated portion of his target bonus for the year of termination. Also, if the termination occurs other than during the 12-month period following a change in control, Mr. Patel will be entitled to accelerated vesting of all of his then-unvested time-vesting equity that would have, absent termination, become vested within 18 months following termination, or if the termination occurs during the 12-month period following a change in control, Mr. Patel will be entitled to full accelerated vesting of all of his then-unvested time-vesting equity. Mr. Patel's right to receive these severance payments and benefits is subject to his execution and non-revocation of a release of claims for the benefit of the Company and his compliance with certain confidentiality obligations and restrictive covenants.

In the event of a change in control, Mr. Patel will become immediately 100% fully vested in each time-vesting equity award granted to him that is not assumed or substituted for in the change in control transaction.

Qasim Rizvi, MBChB., MBA

The term of our employment agreement with Dr. Rizvi lasts until either the Company or Dr. Rizvi terminates his employment by giving notice to the other party or his employment terminates due to his death. The employment agreement provides for a specified annual base salary, subject to change from time to time by the Company, and provides for the opportunity to earn a discretionary performance-based bonus at a specified target bonus opportunity. Dr. Rizvi's 2019 base salary and target bonus are set forth above under "2019 Salaries" and "2019 Cash Incentive Compensation," respectively. In addition, if Dr. Rizvi's employment with us is terminated as a result of his death or disability or without Cause, he will be entitled to receive (a) a lump sum payment that is equivalent to 9 months of his annual base salary (or, if the termination occurs during the 12 months following a

EXECUTIVE AND DIRECTOR COMPENSATION

change in control, a lump sum payment that is equivalent to 12 months of his annual base salary) plus $16,500, (b) a prorated portion (or, if the termination occurs during the 12 months following a change in control, 100%) of his target bonus for the year of termination and (c) accelerated vesting of all of his then-unvested time-vesting equity that would have, absent termination, become vested within 12 months following termination (or, if the termination occurs during the 12 months following a change in control, full accelerated vesting of all of his then-unvested time-vesting equity). Dr. Rizvi's right to receive these severance payments and benefits is subject to his execution and non-revocation of a release of claims for the benefit of the Company and his compliance with certain confidentiality obligations and restrictive covenants.

John F. Paolini, M.D., Ph.D.

The term of our employment agreement with Dr. Paolini lasts until either the Company or Dr. Paolini terminates his employment by giving notice to the other party or his employment terminates due to his death. The employment agreement provides for a specified annual base salary, subject to change from time to time by the Company, and provides for the opportunity to earn a discretionary performance-based bonus at a specified target bonus opportunity. Dr. Paolini's 2019 base salary and target bonus are set forth above under "2019 Salaries" and "2019 Cash Incentive Compensation," respectively. In addition, if Dr. Paolini's employment with us is terminated as a result of his death or disability or without Cause, he will be entitled to receive (a) a lump sum payment that is equivalent to 9 months of his annual base salary (or, if the termination occurs during the 12 months following a change in control, a lump sum payment that is equivalent to 12 months of his annual base salary) plus $16,500, (b) a prorated portion (or, if the termination occurs during the 12 months following a change in control, 100%) of his target bonus for the year of termination and (c) accelerated vesting of all of his then-unvested time-vesting equity that would have, absent termination, become vested within 12 months following termination (or, if the termination occurs during the 12 months following a change in control, full accelerated vesting of all of his then-unvested time-vesting equity). Dr. Paolini's right to receive these severance payments and benefits is subject to his execution and non-revocation of a release of claims for the benefit of the Company and his compliance with certain confidentiality obligations and restrictive covenants.

Stephen Mahoney

Through Kiniksa U.S., we entered into a letter agreement with Mr. Mahoney on November 13, 2019 in connection with the Company's and Mr. Mahoney's mutual agreement that he transition to an advisory role with the Company on November 15, 2019 before leaving the Company on December 31, 2019. The letter agreement covered certain separation and transition arrangements described below and superseded his employment agreement with us.

Mr. Mahoney's employment agreement provided for a specified annual base salary, subject to change from time to time by the Company, and provided for the opportunity to earn a discretionary performance-based bonus at a specified target bonus opportunity. Mr. Mahoney's 2019 base salary and target bonus are set forth above under "2019 Salaries" and "2019 Cash Incentive Compensation," respectively. In addition, if Mr. Mahoney's employment with us were to be terminated as a result of his death or disability, by the Company without Cause, or by Mr. Mahoney for Good Reason, he would be entitled to receive (a) a lump sum payment equal to his annual base salary plus $16,500, (b) a prorated portion (or, if the termination occurs during the 12 months following a change in control, 100%) of his target bonus for the year of termination and (c) accelerated vesting of all of his then-unvested time-vesting equity that would have, absent termination, become vested within 12 months following termination (or, if the termination occurs during the 12 months following a change in control, full accelerated vesting of all of his then-unvested time-vesting equity). Mr. Mahoney's right to receive these severance payments and

EXECUTIVE AND DIRECTOR COMPENSATION

benefits was subject to his execution and non-revocation of a release of claims for the benefit of the Company and his compliance with certain confidentiality obligations and restrictive covenants.

The letter agreement, among other things, (a) provided that Mr. Mahoney's then current compensation and benefits would continue in effect during the transition period, (b) confirmed that following his departure from the Company on December 31, 2019 he would receive severance in accordance with his employment agreement, and (c) included certain standard terms and conditions, including a release of claims, continued compliance with his confidentiality obligations, non-competition and non-solicitation restrictions, and certain other restrictive covenants.

As used in the executive employment agreements, the following capitalized terms generally have the following meanings:

•
The term Cause generally means (a) gross negligence or willful misconduct in performance of the named executive officer's duties which results in material damage to us; (b) the commission of any act of fraud, embezzlement or professional dishonesty with respect to our business; (c) the commission of a felony or crime involving moral turpitude; (d) the material breach of any provision of the executive employment agreement or any other written agreement between the named executive officer and us; or (e) the failure to comply with our lawful directives, which results in damage to us.

•
The term Good Reason generally means the occurrence of any of the following events without the named executive officer's written consent: (a) a demotion or, in the case of Mr. Patel only, the assignment of duties materially inconsistent with his title, position, status, reporting relationships, authority, duties or responsibilities with us; (b) a requirement that the named executive officer relocate his primary reporting location to a location more than fifty (50) miles from our offices in Lexington, Massachusetts; (c) our breach of the executive employment agreement with the named executive officer; (d) our failure to comply with the provisions addressing each named executive officer's compensation and benefits, including the base salary, bonus compensation, and annual vacation, other than insubstantial or inadvertent failures not in bad faith that we remedy promptly after receiving notice thereof; (e) for Mr. Patel only, a material diminution in the budget over which he has responsibility; or (f) for Mr. Mahoney only, a reduction of more than five percent of his base salary other than in connection with a reduction of similar magnitude to the base salaries of employees who are similarly situated.

DIRECTOR COMPENSATION

Directors who are also our employees do not receive compensation for their service as directors.

Effective on the effective date of the registration statement for our IPO, we adopted a compensation program for our non-employee directors (the "Director Compensation Program"), which our Board of Directors and the Compensation Committee may review from time to time. Under the Director Compensation Program each non-employee director would receive the following amounts for their services on our Board of Directors:

  Equity Component

•
an option to purchase 37,965 Class A Shares upon the director's initial election or appointment to our Board of Directors that occurs after our IPO; and

•
if the director has served on our Board of Directors for at least six months as of the date of an annual meeting of shareholders, an option to purchase 18,760 Class A Shares on the date of the annual meeting.

EXECUTIVE AND DIRECTOR COMPENSATION

  Cash Component

•
an annual director fee of $35,000; and

•
if the director serves on a committee of our Board of Directors or in the other capacities stated below, an additional annual fee as follows:

•
Chairman of the Board of Directors or Lead Independent Director, $22,500;

•
Chairman of the Audit Committee, $15,000;

•
Members of the Audit Committee other than the chairman, $7,500;

•
Chairman of the Compensation Committee, $10,000;

•
Members of the Compensation Committee other than the chairman, $5,000;

•
Chairman of the Governance Committee, $8,000; and

•
Members of the Governance Committee other than the chairman, $4,000.

Share options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our Class A Shares on the date of grant and expire not later than ten years after the date of grant. The share options granted upon a director's initial election or appointment vest and become exercisable as to one-third of the shares on the first anniversary of the date of grant and as to the remainder in twenty-four substantially equal monthly installments thereafter, subject to the director continuing in service through each such vesting date. The share options granted annually to directors vest and become exercisable in twelve substantially equal monthly installments following the date of grant, subject to the director continuing in service through each such vesting date. In addition, all unvested share options will vest in full upon the occurrence of a change in control.

Director fees under the program are payable in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment are prorated for any portion of a quarter that a director is not serving on our Board of Directors.

In August 2019, our Compensation Committee reviewed a competitive assessment of the Director Compensation Program prepared by Compensia and approved the following changes to the cash component of the program effective as of October 1, 2019:

•
an annual director fee of $40,000; and

•
if the director serves on a committee of our Board of Directors or in the other capacities stated below, an additional annual fee as follows:

•
Chairman of the Board of Directors or Lead Independent Director, $30,000;

•
Chairman of the Audit Committee, $19,000;

•
Members of the Audit Committee other than the chairman, $9,000;

•
Chairman of the Compensation Committee, $13,400;

•
Members of the Compensation Committee other than the chairman, $6,300;

•
Chairman of the Governance Committee, $9,300; and

•
Members of the Governance Committee other than the chairman, $5,000.

EXECUTIVE AND DIRECTOR COMPENSATION

2019 DIRECTOR COMPENSATION TABLE

The following table sets forth in summary form information concerning the compensation that was earned by or paid to each of our non-employee directors during the fiscal year ended December 31, 2019:

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)

Felix J. Baker, Ph.D.	75,725	193,586	269,311
Stephen R. Biggar, M.D., Ph.D.	44,575	193,586	238,161
Richard S. Levy, M.D.(2)	30,417	468,788	499,205
Thomas R. Malley	56,500	193,586	250,086
Tracey L. McCain	44,125	193,586	237,711
Kimberly J. Popovits	41,575	193,586	235,161
Barry D. Quart, Pharm.D	49,450	193,586	243,036

  (1)
  Amounts reflect the full grant-date fair value of share options granted during 2019 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 5, 2020.

  (2)
  In March 2019, Richard S. Levy, M.D. was appointed to our Board of Directors. Dr. Levy received the standard non-employee director compensation prorated, as applicable, for the length of his service during 2019, under our non-employee director compensation program.

The following table sets forth the aggregate numbers of share options (exercisable and unexercisable) held by our non-employee directors as of December 31, 2019. Refer to our "Outstanding Equity Awards at 2019 Fiscal Year-End" table for information regarding equity awards held by Mr. Patel as of December 31, 2019.

Name	Option awards(#)

Felix J. Baker, Ph.D.	37,520
Stephen R. Biggar, M.D., Ph.D.	37,520
Richard S. Levy, M.D.	37,965
Thomas R. Malley	88,296
Tracey L. McCain	64,508
Kimberly J. Popovits	64,508
Barry D. Quart, Pharm.D	88,296

EXECUTIVE AND DIRECTOR COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information on our equity compensation plans as of December 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans(1)

Equity compensation plans approved by security holders(2)	8,491,734(3)	$11.17(4)	2,744,241(5)
Equity compensation plans not approved by security holders	—	—	—
Total	8,491,734	$11.17	2,744,241

(1)
Pursuant to the terms of the 2018 Plan, the number of shares of Class A Shares available for issuance under the 2018 Plan automatically increases on each January 1 beginning in 2019 until and including January 1, 2028, by an amount equal to the lesser of: (a) 4% of the Class A Shares (on an as-converted basis) outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board of Directors. Pursuant to the terms of the 2018 Employee Share Purchase Plan (the "2018 ESPP"), the number of Class A Shares available for issuance under the 2018 ESPP automatically increases on each January 1 beginning on 2019 until and including January 1, 2028, by an amount equal to the lesser of: (a) 1% of the Class A Shares (on an as-converted basis) outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board of Directors.

(2)
Consists of the 2015 Plan, the 2018 Plan, and the 2018 ESPP.

(3)
Includes Class A Shares issuable upon exercise of 4,125,923 outstanding options to purchase Class A Shares under the 2015 Plan, 4,694,107 outstanding options to purchase Class A Shares under the 2018 Plan, 96,498 outstanding RSUs covering Class A Shares under the 2018 Plan and 231,798 outstanding PSUs (at target) covering Class A Shares under the 2018 Plan.

(4)
As of December 31, 2019, the weighted-average exercise price of outstanding options under the 2015 Plan was $5.28 and the weighted-average exercise price of outstanding options under the 2018 Plan was $15.57. Such weighted-average exercise prices are calculated without taking into account outstanding RSUs or PSUs.

(5)
As of December 31, 2019, a total of 2,145,907 Class A Shares were available for future issuance under the 2018 Plan and 598,334 Class A Shares were available for future issuance under the 2018 ESPP, following the issuance of 21,313 shares purchased during the offering period that ended on December 31, 2019.

Security Ownership of Certain Beneficial Owners and Management

COMMON SHARES

The following table sets forth information with respect to the beneficial ownership of our Class A Shares, Class A1 common shares, Class B Shares and Class B1 common shares, as of March 31, 2020, by:

  •
  each person or group of affiliated persons known by us to beneficially own more than 5% of our Class A Shares or Class B Shares;

  •
  each of our named executive officers and directors; and

  •
  all of our executive officers and directors as a group.

The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares over which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 21,494,176 Class A Shares outstanding, 3,008,373 Class B Shares outstanding, 14,995,954 Class A1 common shares outstanding, and 16,057,618 Class B1 common shares outstanding, each as of March 31, 2020. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, common shares subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 31, 2020 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless noted otherwise, the address of all listed shareholders is c/o Kiniksa Pharmaceuticals Corp., 100 Hayden Avenue, Lexington, Massachusetts 02421. Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

Our Class B Shares are convertible into Class A Shares or Class B1 common shares at any time at the option of the holder, with prior notice to us, on a one-for-one basis. Accordingly, each holder of Class B Shares is deemed to be the beneficial owner of, in each case, an equal number of Class A Shares and Class B1 common shares, in addition to any other Class A Shares or Class B1 common shares beneficially owned by such holder.

Our Class A1 common shares are convertible into Class A Shares at any time at the option of the holder, with prior notice to us, on a one-for-one basis, unless, immediately prior to or following such conversion, the holder and its affiliates beneficially own, or would beneficially own, more than 4.99% of our issued and outstanding Class A Shares, in which case such notice would need to be provided to us at least 61 days prior to any such conversion. Accordingly, each holder of Class A1 common shares is deemed to be the beneficial owner of the number of Class A Shares that would result in such holder owning up to 4.99% of the issued and outstanding Class A Shares, in addition to any other Class A Shares beneficially owned by such holder.

Our Class B1 common shares are convertible into Class A Shares or Class B Shares at any time at the option of the holder, with prior notice to us, on a one-for-one basis, unless, immediately prior to or following such conversion, the holder and its affiliates beneficially own, or would beneficially own, more than 4.99% of our issued and outstanding Class A Shares, in which case such notice would need to be provided to us at least 61 days prior to any such conversion. Accordingly, each holder of Class B1 common shares is deemed to be the beneficial owner of the number of Class A Shares and Class B Shares, in each case, that would result in such holder owning up to 4.99% of our

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

issued and outstanding Class A Shares, in addition to any other Class A Shares or Class B Shares beneficially owned by such holder.

	Class A common shares		Class A1 common shares		Class B common shares		Class B1 common shares		% of total
	Shares	%	Shares	%	Shares	%	Shares	%	voting power

5% Shareholders
Entities managed by Baker Bros. Advisors LP(1)	2,874,617	13.33%	9,753,392	65.04%	—	—	16,057,618	100.00%	4.21%
Entities Affiliated with Hillhouse(2)	1,895,888	8.82%	4,347,639	28.99%	—	—	—	—	2.85%
ArrowMark Colorado(3)	1,274,424	5.93%	—	—	—	—	—	—	1.91%
Vanguard Group—23-1945930(4)	1,201,453	5.59%	—	—	—	—	—	—	1.80%
Ameriprise Financial(5)	1,149,578	5.35%	—	—	—	—	—	—	1.73%
Entities Affiliated with Dr. Robert Desnick(6)	932,851	4.30%	—	—	214,101	7.12%	214,101	1.32%	4.29%
Officers and Directors
Sanj K. Patel(7)	1,110,221	4.99%	—	—	1,526,160	50.73%	1,526,160	8.68%	23.46%
Thomas Beetham(8)	736,918	3.33%	—	—	414,157	13.77%	414,157	2.51%	6.34%
Rasmus Holm-Jorgensen(9)	513,250	2.34%	—	—	340,960	11.33%	340,960	2.08%	5.18%
Stephen Mahoney(10)	772,214	3.59%	—	—	—	—	—	—	1.16%
John F. Paolini, M.D., Ph.D.(11)	401,695	1.84%	—	—	—	—	—	—	*
Qasim Rizvi(12)	42,439	*	—	—	—	—	—	—	—
Aaron Young (13)	304,900	*	—	—	204,402	6.79%	—	—	3.07%
Felix J. Baker, Ph.D.(1)(14)	2,896,777	13.48%	9,753,392	65.04%	—	—	16,057,618	100.00%	4.24%
Stephen R. Biggar, M.D., Ph.D.(1)	—	—	—	—	—	—	—	—	—
Thomas R. Malley(15)	149,628	*	—	—	—	—	—	—	*
Tracey L. McCain(16)	53,072	*	—	—	—	—	—	—	—
Kimberly J. Popovits(17)	53,072	*	—	—	—	—	—	—	—
Barry D. Quart, Pham. D.(18)	80,863	*	—	—	—	—	—	—	—
Richard S. Levy(19)	14,765	*	—	—	—	—	—	—	—
All executive officers and directors as a group (11 persons)(20)	5,539,450	22.66%	9,753,392	65.04%	1,940,317	64.50%	16,057,618	100.00%	34.19%

*
Less than one percent.

(1)
Consists of (a) 2,700,597 Class A Shares held by Baker Brothers Life Sciences, L.P. ("BBLS"), (b) 98,980 Class A Shares held by 667, L.P. ("667" and with BBLS, the "Baker Funds"), (c) 8,837,349 Class A1 common shares held by BBLS, (d) 916,043 Class A1 common shares held by 667, (e) 14,658,102 Class B1 common shares held by BBLS, (f) 1,399,516 Class B1 common shares held by 667, (g) 37,520 Class A Shares that Felix J. Baker (a member of the Board of Directors) has the right to acquire within 60 days following March 31, 2020 pursuant to the exercise of share options, and (h) 37,520 Class A Shares that Stephen R. Biggar (a member of the Board of Directors) has the right to acquire within 60 days following March 31, 2020 pursuant to the exercise of share options. Pursuant to management agreements, as amended, among the Baker Bros. Advisors LP (the "Advisors"), the Baker Funds, and their respective general partners, the Baker Funds' respective general partners relinquished to the Advisors all discretion and authority with respect to the investment and voting power of the securities held by the Baker Funds, and thus the Advisors have complete and unlimited discretion and authority with respect to the Baker Funds' investments and voting power over investments. Felix J. Baker is a managing member of the Advisors. Baker Bros. Advisors (GP) LLC (the "Advisors GP") is the sole managing partner of the Advisors, and Felix J. Baker and Julian C. Baker are the principals of the Advisors GP. The policy of the Baker Funds and the Advisors does not permit managing members of the Advisors GP or full-time employees of the Advisor to receive compensation for serving as directors of the Company, and the Baker Funds are instead entitled to the pecuniary interest in any compensation received for their service. Felix J. Baker and Stephen R. Biggar have no direct voting or dispositive power and no pecuniary interest in the share options. The Advisors, the Advisors GP, Felix J. Baker and Julian C. Baker may be deemed to be the beneficial owners of the securities of the Company held by the Baker Funds, and may be deemed to have the power to vote, or direct the vote of, and the power to dispose, or direct the disposition of, such securities. Felix J. Baker disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein. The address for the Baker Funds is 860 Washington Street, 3rd Floor, New York, NY 10014. The foregoing information is based on a Schedule 13D/A filed on June 7, 2019 and information known to us.

(2)
Consists of (a) 1,895,888 Class A Shares held directly by Gaoling Fund, L.P. ("Gaoling") and YHG Investment, L.P. and (b) 4,347,639 Class A1 common shares held directly by HH RSV-XVII Holdings Limited ("HH RSV-XVII"). Hillhouse Capital Advisors, Ltd. ("Hillhouse") acts as the sole management company of Gaoling and sole general partner of YHG. Hillhouse is deemed to be the sole beneficial owner of, and to solely control the voting and investment power of the Class A Shares held by Gaoling and YHG. Hillhouse Fund III, L.P. ("Fund III") is the sole owner of HH RSV-XVII and Hillhouse acts as the sole management company of Fund III. Wei Cao is the managing director of Hillhouse. As a result, Fund III, Hillhouse and Wei Cao may be considered beneficial owners of the shares held by HH RSV-XVII. The address of Hillhouse and HH RSV-XVII is Suite 2202, 22nd Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. The foregoing is based on a Schedule 13G/A filed on February 14, 2020.

(3)
The principal business address of ArrowMark Colorado is 100 Fillmore Street, Suite 325, Denver, Colorado 80206. The foregoing information is based on a Schedule 13G/A filed on April 10, 2020.

(4)
Vanguard Fiduciary Trust Company ("Vanguard Trust"), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 26,062 shares as a result of its serving as investment manager of collective trust accounts. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. The foregoing information is based on a Schedule 13G/A filed on February 12, 2020.

(5)
Consists of 1,149,578 Class A Shares held by Columbia Wanger Asset Management, LLC ("CWAM") and Columbia Management Investment Advisers, LLC ("CMIA"). CWAM has shared voting and dispositive power over 1,127,228 shares and CMIA holds shared voting and dispositive power over 1,149,578 shares. Ameriprise Financial, Inc. ("AFI"), as the parent company of CMIA and CWAM, may be deemed to beneficially own the shares held by CWAM and CMIA. Each of AFI, CMIA and CWAM disclaims beneficial ownership over the shares. The principal business address of AFI is 145 Ameriprise Financial Center, Minneapolis, MN 55474. The forgoing information is based on a Schedule 13G filed on February 14, 2020.

(6)
Consists of (a) 398,556 Class A Shares held by the Desnick / Herzig 2012 GST Trust UAD 10/23/12 (the "Trust"), (b) 78,883 Class A Shares held by the Robert Desnick Roth IRA (the "Desinick Roth IRA"), (c) 237,652 Class A Shares held directly by Dr. Robert Desnick, (d) 214,101 Class B Shares held by the Desnick Roth IRA and (e) 3,659 Class A Shares that Dr. Robert Desnick has the right to acquire within 60 days following March 31, 2020 pursuant to the exercise of share options. Dr. Desnick has sole voting and dispositive control over the shares held by the Desnick Roth IRA. Dr. Edward Schuchman is the trustee of the Trust. However, Dr. Desnick also may direct the voting and disposition of the shares held by the Trust. The principal address of Dr. Desnick is 170 E. 93rd St., New York, NY 10128. The foregoing information is based on a Schedule 13G filed on July 19, 2018 and information known to us.

(7)
Consists of (a) 245,685 Class A Shares held by the Anglia 2013 Revocable Trust, u/d/t August 15, 2013 (the "Anglia Trust") for which Mr. Patel is the beneficiary and trustee, (b) 109,795 Class A Shares held by the Manisha S. Patel 2016 Irrevocable Trust for which Mr. Patel acts as trustee, (c) 1,526,160 Class B Shares held by the Anglia Trust and (d) 950,751 Class A Shares that Mr. Patel has the right to acquire within 60 days following March 31, 2020 pursuant to the exercise of share options. In accordance with certain contractual arrangements entered into between Mr. Patel and the Company, Mr. Patel would not be entitled to convert the Class B Shares held by the Anglia Trust into Class A Shares or exercise his share options in less than 61 days prior written notice to the Company, if immediately following such conversion or exercise, he would beneficially own more than 4.99% of the issued and outstanding Class A

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Shares in addition to any other Class A Shares beneficially owned by him. Accordingly, as of March 31, 2020, Mr. Patel is deemed to be the beneficial owner of up to 754,741 Class A Shares that he may acquire upon conversion of his Class B Shares or exercise of his share options or any combination thereof.

(8)
Consists of (a) 79,530 Class A Shares, (b) 414,157 Class B Shares and (c) 243,231 Class A Shares that Mr. Beetham has the right to acquire within 60 days following March 31, 2020 pursuant to the exercise of share options.

(9)
Consists of (a) 39,949 Class A Shares, (b) 340,960 Class B Shares, and (c) 132,341 Class A Shares that Mr. Holm-Jorgensen has the right to acquire within 60 days following March 31, 2020 pursuant to the exercise of share options.

(10)
Consists of (a) 735,616 Class A Shares held directly by Mr. Mahoney and (b) 36,598 Class A Shares held by Krisha S. Mahoney, Mr. Mahoney's spouse, as trustee for the Stephen F. Mahoney 2016 Irrevocable Trust.

(11)
Consists of (a) 30,000 Class A Shares held directly by Dr. Paolini and (b) 371,695 Class A Shares that Dr. Paolini has the right to acquire within 60 days following March 31, 2020 pursuant to the exercise of share options.

(12)
Consists of 42,439 Class A Shares that Dr. Rizvi has the right to acquire within 60 days following March 31, 2020 pursuant to the exercise of share options.

(13)
Consists of (a) 204,402 Class B Shares and (b) 100,498 that Mr. Young has the right to acquire within 60 days following March 31, 2020 pursuant to the exercise of share options.

(14)
Consists of (a) 14,840 shares held directly by Felix J. Baker and (b) 7,320 shares held by FBB3 LLC ("FBB3"). Julian C. Baker and Felix J. Baker are the sole managers of FBB3 and by policy they do not transact in or vote the securities of the Company held by FBB3.

(15)
Consists of (a) 71,967 Class A Shares held by Mossrock Capital, LLC ("Mossrock") and (b) 77,661 Class A Shares that Mr. Malley has the right to acquire within 60 days following March 31, 2020 pursuant to the exercise of share options. Mr. Malley is the president of Mossrock and may be deemed to beneficially own the shares owned by Mossrock. The address of Mossrock is 19 Martin Lane, Englewood, CO 80113.

(16)
Consists of 53,072 Class A Shares that Ms. McCain has the right to acquire within 60 days following March 31, 2020 pursuant to the exercise of share options.

(17)
Consists of 53,072 Class A Shares that Ms. Popovits has the right to acquire within 60 days following March 31, 2020 pursuant to the exercise of share options.

(18)
Consists of 80,863 Class A Shares that Dr. Quart has the right to acquire within 60 days following March 31, 2020 pursuant to the exercise of share options.

(19)
Consists of 14,765 Class A Shares that Mr. Levy has the right to acquire within 60 days following March 31, 2020 pursuant to the exercise of share options.

(20)
The Class A Shares consist of (a) 3,358,714 Class A Shares, (b) 414,157 Class B Shares, excluding Class B Shares held by Mr. Patel, (c) 1,011,838 Class A Shares that all executive officers and directors as a group have the right to acquire within 60 days following March 31, 2020 pursuant to the exercise of share options, excluding share options held by Mr. Patel, and (d) 754,741 Class A Shares that Mr. Patel may acquire upon conversion of his Class B Shares or exercise of his share options or any combination thereof.

Certain Relationships

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under in Item 404 of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act"), we are required to disclose any transaction in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for the last two fiscal years and a related person has, had or will have a direct or indirect material interest. Our finance team is primarily responsible for developing and implementing procedures to obtain information regarding potential related person transactions and for determining whether a related person transaction requiring compliance with our policy exists. In reviewing and approving any such transaction, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm's length transaction, the extent of the related person's interest in the transaction and the conflicts of interest and corporate opportunity provisions under our Code of Business Conduct and Ethics. No director may participate in approval of a related person transaction in which he or she is a related person. Our Audit Committee may also ratify related person transactions that were entered into by management because pre-approval was not feasible and transactions that were not initially recognized as related person transactions. If these transactions are not ratified, our management must make all reasonable efforts to cancel or annul such transactions. Our management must update our Audit Committee on material changes to any approved or ratified related person transaction and provide an annual status report on all then-current related person transactions.

The following are certain transactions, arrangements and relationships with our persons who, during one or more of the applicable periods, have been a director, executive officer or shareholder owning 5% or more of our outstanding Class A Shares or Class B Shares, or both.

PRIVATE PLACEMENT

In February 2019, one or more entities managed by Baker Bros. Advisors purchased 2,000,000 of our non-voting Class A1 common shares in a private placement exempt from the registration requirements of the Securities Act, at a price per share of $18.26.

PARTICIPATION IN OUR INITIAL PUBLIC OFFERING

In May 2018, Baker Bros. Advisors and HH RSV-XVII Holdings Limited purchased 3,000,000 and 1,388,888 Class A Shares, respectively, in our IPO at the IPO price of $18.00 per share.

SERIES C FINANCING

In February 2018, we issued and sold an aggregate of 12,784,601 Series C preferred shares to new investors, existing shareholders and certain executive officers at a price of $15.6438 per share. Each Series C preferred share converted into one Class A Share or, at the holder's election, one Class A1 common share upon the closing of the IPO.

CERTAIN RELATIONSHIPS

REGISTRATION RIGHTS

In connection with our Series C preferred share financing in February 2018, we entered into an amended and restated investors' rights agreement (the "investors' rights agreement"), with holders of our preferred shares, including certain executive officers, holders of 5% of a class of our voting shares and entities affiliated with certain of our directors. The investors' rights agreement grants these shareholders specified registration rights with respect to Class A Shares held by them, including common shares issued or issuable upon conversion of any other class of our common shares convertible into, or options, warrants or other securities exercisable for, our Class A Shares. We refer to these Class A shares as "registrable securities." The registration of registrable securities as a result of the following rights being exercised would enable holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective.

Demand Registration Rights

If at any time the holders of a majority of the registrable securities request in writing that we effect a registration with respect to all or part of such registrable securities then outstanding, we may be required to register their shares. We are obligated to effect at most one registration in response to these demand registration rights. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

Piggyback Registration Rights

If at any time we propose to register any of our Class A Shares under the Securities Act, subject to certain exceptions, the holders of registrable securities are entitled to notice of the registration and to include their registrable securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

Form S-3 Registration Rights

If, at any time after we become entitled under the Securities Act to register our shares on a registration statement on Form S-3, 25% of the holders of the registrable securities then outstanding request in writing that we effect a registration with respect to registrable securities at an aggregate price to the public in the offering of at least $5.0 million, we will be required to effect such registration on Form S-3 within 20 days after the date of such request. We will not be required to affect such a registration if, within the 12-month period immediately preceding the date of such request, we have already affected two registrations on Form S-3 for the holders of registrable securities.

On the day we were eligible to use a Form S-3 registration statement, we were obligated to register any then outstanding registrable securities held by affiliates. On June 10, 2019, in satisfaction of this obligation, we registered 28,882,977 Class A common shares held by our affiliates (inclusive of 3,000,000 Class A common shares acquired by our affiliated in the IPO) on an as converted basis from their registrable securities.

Expenses

Ordinarily, other than underwriting discounts and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling shareholders and blue-sky fees and expenses.

CERTAIN RELATIONSHIPS

Termination of Registration Rights

The registration rights terminate upon the earlier of the closing of a deemed liquidation event, as defined in our Bye-laws, or, with respect to the registration rights of an individual holder, when the holder can sell all of such holder's registrable securities in a 90-day period without restriction under Rule 144 under the Securities Act.

EMPLOYMENT AGREEMENTS

We entered into employment agreements with our named executive officers. For more information regarding the employment agreements with our named executive officers, see the section in this proxy statement entitled "Executive and Director Compensation—Employment Agreements."

In addition, we entered into employment agreements with Thomas Beetham, our Executive Vice President, Corporate Development & Operations, Chief Legal Officer and Secretary, Chris Heberlig, our former Executive Vice President, Chief Financial Officer, Carsten Boess, our former Executive Vice President, Corporate Affairs, Rasmus Holm-Jorgensen, our Senior Vice President, Chief Strategy Officer and Portfolio Manager, and Aaron Young, our Senior Vice President, Chief Intellectual Property Officer, each of whom are or were members of senior management and either are or have been beneficial owners of more than 5% of our Class B Shares during one or more of the applicable periods.

These employment agreements provided for annual base salaries ranging from $275,000 to $400,000 and for the opportunity to earn a discretionary performance-based bonus at a target bonus opportunity ranging from 30% to 35% of their annual base salary. In addition, each of these employment agreements provide that if such person's employment is terminated as a result of his death or disability, or by us without Cause (as such term is defined in each agreement), or, as provided in the executive vice president agreements, by such person for Good Reason (as such term is defined in such agreements), he would be entitled to receive (a) a lump sum payment equal to the equivalent of (i) 9 months of his annual base salary (or, if the termination occurs during the 12 months following a change in control, a lump sum payment that is equivalent to 12 months of his annual base salary) plus $16,500 as provided in the senior vice president agreements or (ii) 12 months of his annual base salary plus $16,500 as provided in the executive vice president agreements, (b) a prorated portion (or, if the termination occurs during the 12 months following a change in control, 100%) of his target bonus for the year of termination and (c) accelerated vesting of all of his then unvested time-vesting equity that would have, absent termination, become vested within 12 months following termination (or, if the termination occurs during the 12 months following a change in control, full accelerated vesting of all of his then unvested time-vesting equity). The right to receive these severance payments and benefits is subject to the execution and non-revocation of a release of claims for the benefit of our Company and such person's compliance with certain confidentiality obligations and restrictive covenants.

In December 2018, the Compensation Committee (a) raised the annual base salaries for Messrs. Beetham, Heberlig, Boess, Holm-Jorgensen and Young ranging from $324,500 to $412,000 effective January 1, 2019 and (b) raised the target discretionary performance-based bonus opportunity for Messrs. Beetham, Heberlig, Boess, Holm-Jorgensen and Young ranging from 35% to 40% of their annual base salary. In December 2019, the Compensation Committee raised the annual base salary for Mr. Beetham to $440,000 effective January 1, 2020 in light of his increased responsibilities.

EQUITY INCENTIVE COMPENSATION

We granted share options for our Class A Shares to our named executive officers and our directors as described in the section entitled "Executive and Director Compensation."

CERTAIN RELATIONSHIPS

In addition, we granted share options for our Class A Shares to Messrs. Beetham, Heberlig, Boess, Holm-Jorgensen and Young. In March 2018, our Board approved and we granted a share option to purchase 109,795, 109,795, 25,000, 100,000 and 75,000 Class A Shares to Messrs. Beetham, Heberlig, Boess, Mr. Holm-Jorgensen and Young, respectively, each at an exercise price of $10.36 per share. As part of our new biannual option grants, in September 2018, our Compensation Committee approved and we granted a share option to purchase 45,000, 45,000, 20,000, 15,000 and 15,000 Class A Shares to Messrs. Beetham, Heberlig, Boess, Holm-Jorgensen and Young, respectively, each at an exercise price of $30.93 per share. As part of our biannual option grants for 2019, in March 2019, our Compensation Committee approved and we granted a share option to purchase 42,000, 46,000,19,000, 28,000 and 23,000 Class A Shares to Messrs. Beetham, Heberlig, Boess, Holm-Jorgensen and Young, respectively, each at an exercise price of $17.92 per share, and in September 2019, our Compensation Committee approved and we granted a share option to purchase 45,000, 50,000,15,000, 30,000 and 23,000 Class A Shares to Messrs. Beetham, Heberlig, Boess, Holm-Jorgensen and Young, respectively, each at an exercise price of $8.83 per share. As part of our biannual option grants for 2020, in March 2020, our Compensation Committee approved and we granted a share option to purchase 75,000, 50,000 and 30,000 Class A Shares to Messrs. Beetham, Holm-Jorgensen and Young, respectively, each at an exercise price of $15.52 per share.

As part of the RLTIP, in December 2019, our Compensation Committee approved and we granted PSUs covering Class A Shares to Messrs. Beetham, Heberlig, Boess, Holm-Jorgensen and Young in accordance with that plan as described under "Executive Officer and Director Compensation—Narrative Disclosure of Summary Compensation Disclosure—Incentive Award Plans—Rilonacept Long-Term Incentive Plan." The target number of shares subject to such PSUs were 5,855, 5,866, 4,825, 4,542 shares and 4,156 shares for Messrs. Beetham, Heberlig, Boess, Holm-Jorgensen and Young, respectively.

CASH INCENTIVE COMPENSATION

We paid cash bonuses and awards to our named executive officers as described in the section entitled "Executive and Director Compensation."

In addition, we paid cash bonuses and awards to Messrs. Beetham, Heberlig, Boess, Holm-Jorgensen and Young. In December 2019, the Compensation Committee reviewed performance against the 2019 bonus goals and approved cash bonuses ranging from $144,270 to $102,218 for Messrs. Beetham, Heberlig, Boess, Holm-Jorgensen and Young.

As part of the RLTIP, in December 2019, we granted performance-based cash awards to Messrs. Beetham, Heberlig, Boess, Holm-Jorgensen and Young in accordance with that plan as described under "Executive Officer and Director Compensation—Narrative Disclosure of Summary Compensation Disclosure—Incentive Award Plans—Rilonacept Long-Term Incentive Plan." The target award value of such performance-based cash awards ranging from $52,899 to $37,480 for Messrs. Beetham, Heberlig, Boess, Holm-Jorgensen and Young.

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with all of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related investment funds) and executive officer to the fullest extent permitted by Bermuda law, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of our company, arising out of such person's services as a director or executive officer.

Other Matters

SHAREHOLDERS' PROPOSALS

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2021 Annual Meeting of Shareholders (the "2021 Annual Meeting") pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary c/o Kiniksa Pharmaceuticals Corp. at our offices at 100 Hayden Avenue, Lexington, MA 02421 in writing not later than December 29, 2020.

Shareholders intending to present a proposal at the 2021 Annual Meeting, but not to include the proposal in our proxy statement, to nominate a person for election as a director, must comply with the requirements set forth in our Bye-laws. Our Bye-laws require, among other things, that such shareholders give written notice to our Secretary of their intent to present such proposal for nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year's annual meeting. Therefore, notice of such a proposal for nomination for the 2021 Annual Meeting must be given to us no earlier than the close of business on March 2, 2021 and no later than April 1, 2021. The notice must contain the information required by our Bye-laws, a copy of which is available upon request to our Secretary. In the event that the date of the 2021 Annual Meeting is more than 30 days before or more than 30 days after June 30, 2021, then the notice must be given not later than 10 days following the earlier of the date on which notice of the 2021 Annual Meeting was posted to shareholders or the date on which public disclosure of the date of the 2021 Annual Meeting was made. SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and, in certain other cases notwithstanding the shareholder's compliance with this deadline.

Under the Bermuda Companies Act 1981, as amended, shareholders may, at their own expense (unless the company otherwise resolves) require a company to: (a) give to the shareholders entitled to receive notice of our next annual general meeting notice of any resolution that shareholders can properly propose at that meeting; and/or (b) to circulate a statement (of not more than 1,000 words) in respect of any matter referred to in a proposed resolution or any business to be conducted at that meeting. The number of shareholders necessary for such a request is either the number of shareholders representing not less than one-twentieth of the total voting rights of all shareholders having at the date of the request a right to vote at the meeting to which the request relates, or not less than 100 shareholders. Notice of any intended resolution must be given, and any statement must be circulated, to shareholders entitled to have notice of the meeting at which the resolution is proposed to be presented by sending a copy of the resolution or statement to each shareholder in any manner permitted for service of notice of the meeting, and notice of any intended resolution must also be given to any other shareholder of the company, including shareholders who are not entitled to notice of the meeting, by giving notice of the general effect of the resolution in any manner permitted for giving notice of meetings to such shareholder.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

OTHER MATTERS TO BE PRESENTED AT THE ANNUAL MEETING

The audited financial statements of the Company for the fiscal year ended December 31, 2019, as approved by the Board of Directors, together with the report of the Company's independent registered public accounting firm and auditor with respect to those financial statements, will be presented at the Annual Meeting.

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company's proxy card will vote your shares in their discretion on any such matters.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that banks, brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such banks, brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

OTHER MATTERS

KINIKSA'S ANNUAL REPORT ON FORM 10-K

A copy of Kiniksa's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any holder of record of our Common Shares as of the close of business on April 28, 2020 without charge upon written request addressed to:

Kiniksa Pharmaceuticals, Ltd.
Attention: Secretary
c/o Kiniksa Pharmaceuticals Corp.
100 Hayden Avenue
Lexington, MA 02421

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and the Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 in the "Financial Information" section of the "Investors & Media" page of our website located at www.kiniksa.com.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES AND SUBMIT YOUR PROXY VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THE MATERIALS YOU RECEIVED. IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED THEREWITH. IN LIGHT OF POTENTIAL DISRUPTIONS TO MAIL SERVICE DUE THE CORONAVIRUS PANDEMIC, WE RECOMMEND THAT YOU VOTE BY TELEPHONE OR THE INTERNET. PROMPTLY VOTING YOUR SHARES AND SUBMITTING YOUR PROXY WILL HELP ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION. VOTING YOUR SHARES AND SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO.

By Order of the Board of Directors,

Thomas Beetham
Secretary

Hamilton, Bermuda
April 28, 2020

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 29, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. KINIKSA PHARMACEUTICALS, LTD. CLARENDON HOUSE 2 CHURCH STREET HAMILTON HM11, BERMUDA During The Meeting - Go to www.virtualshareholdermeeting.com/KNSA2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 29, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D15041-P39633 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KINIKSA PHARMACEUTICALS, LTD. The Board of Directors recommends you vote FOR the following: 1. Election of Class II Directors to serve until the 2023 Annual Meeting of Shareholders, and until their respective successors have been duly elected and qualified Vote Withheld Nominees: For ! ! ! ! 1a. Stephen R. Biggar 1b. Barry D. Quart For Against Abstain The Board of Directors recommends you vote FOR the following proposal: ! ! ! 2. The appointment of PricewaterhouseCoopers LLP as the Company's auditor until the close of the Company's next Annual Meeting of Shareholders, the delegation to the Company's Board of Directors, through its Audit Committee, of the authority to set the auditor's remuneration for such period, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. NOTE: Such other business as may properly come before the meeting or any continuation, adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D15042-P39633 KINIKSA PHARMACEUTICALS, LTD. Annual Meeting of Shareholders June 30, 2020 9:00 AM Atlantic Time (8:00 AM Eastern Time) This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Sanj K. Patel and Thomas Beetham, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Class A Common Shares and Class B Common Shares of KINIKSA PHARMACEUTICALS, LTD. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Atlantic Time (8:00 AM Eastern Time) on June 30, 2020, held live via webcast at www.virtualshareholdermeeting.com/KNSA2020, and any continuation, adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, or any continuation, adjournment or postponement thereof, in their discretion. Continued and to be signed on reverse side